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                                                                   Exhibit 10.28


                               AGREEMENT OF LEASE


                                 BY AND BETWEEN


                         CONSORTIUM ONE--ANNAPOLIS, LLC

                           A MARYLAND LIMITED COMPANY

                                   (LANDLORD)


                                      AND


                            USinternetworking, INC.

                             A DELAWARE CORPORATION

                                    (Tenant)


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                               AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE is made and entered into this 3rd day of April 1998 by and between CONSORTIUM ONE--ANNAPOLIS, LLC, a Maryland limited company, hereinafter referred to as "Landlord" and USinternetworking, INC., a corporation organized and existing under the law of Delaware, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:
                              - - - - - - - - - -

    1. PREMISES. In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord, that certain office space consisting of: (i) the entire Third (3rd) Floor of the Building, as defined below, consisting of the agreed size of 12,290 rentable square feet of office space; and (ii) the entire Fourth (4th) Floor of the Building, as defined below, consisting of 11,970 rentable square feet, all of which as shown on the floor plans attached hereto as Exhibit A-1 and A-2 respectively, and designated as Suite 300 and Suite 400 respectively, which space is hereinafter referred to as the "Premises". The agreed aggregate square footage of the Premises is approximately 24,260 rentable square feet. The term "Building" shall mean 175 Admiral Cochran Drive, Annapolis, Maryland (the "Building"). Landlord expressly reserves the right to change the name of the Building; however, in the event of any such change, Landlord shall provide Tenant with thirty (30) days advance notice of such change.

    2. TERM.

         2.1. The term of this Lease shall commence on the date of full execution hereof by the parties (the "Commencement Date") and shall terminate at 12:00 o'clock midnight on the last day of the calendar month which completes Sixty (60) full months of tenancy hereunder. Notwithstanding the foregoing, and provided Tenant is not otherwise in default of its obligations hereunder, Basic Rent shall be due commencing on the Rent Commencement Date as defined at Section 3.1 below.

         2.2. After commencement of the Lease Term delivery of possession, Landlord and Tenant will execute a Confirmation of Lease Certificate, in accordance with the form attached hereto as Exhibit "B."

    3. RENT.

         3.1. Commencing on April 1, 1998 (the "Rent Commencement Date") Tenant covenants and agrees to pay to Landlord annual Basic Rent (at the rate of $22.00 per square foot) in the amount of Five Hundred Thirty Three Thousand Seven Hundred Twenty and 00/100 Dollars ($533,720.00), payable in equal monthly installments of Forty Four Thousand Four Hundred Seventy Six and 67/100 Dollars ($44,476.67), (the "Monthly Rent") in advance on the first day of the month during the term of the Lease, less any credits granted by Landlord pursuant to Section 3.8 below.


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         3.2.  The Monthly Rent and all additional rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States, without notice or prior demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, payable to LANDLORD, C/O THE BERNSTEIN COMPANIES, AGENT 3299 K STREET, N.W., SUITE 700, WASHINGTON, D.C. 20007 or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the term of this Lease checks or drafts not honored by the institution upon which they are issued, then Landlord reserves its rights to require that future payments of rent and additional rent and other sums thereafter payable be made by certified or cashier's check.

         3.3. Other remedies for non-payment notwithstanding, any installment of rent which is not paid within seven (7) days after the due date shall be subject, at Landlord's option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as additional rent. Any installment of Basic Rent or additional rent not paid within thirty (30) days from the date due shall accrue interest at the rate of twelve percent (12%) per annum (but in no event at a rate higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed additional rent hereunder.

         3.4. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

         3.5. (a) Simultaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00), as an additional security deposit in the form of a Letter of Credit (or a cash deposit to be replaced thereafter by a Letter of Credit) substantially in the form attached hereto Exhibit E, (the "Letter of Credit"), which shall not bear interest to Tenant. The Letter of Credit shall be security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease up through and including December 31, 1999. In the event of any default by Tenant under the Lease beyond any applicable cure and grace period, or failure by Tenant to provide landlord with any evidence of extensions of said credit until December 31, 1999 within 30 days of the expiration of the initial term of said Letter of Credit, Landlord may immediately draw down on the Letter of Credit without requirement of notice to Tenant. Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Letter of Credit to cure any default by Tenant under the Lease, in which event Tenant shall be obligated to promptly deposit with Landlord the amounts necessary to restore the Letter of Credit to its original amount. In the event Tenant fails to perform its obligations hereunder and Landlord exercises its rights, the Letter of Credit shall not be deemed liquidated damages and Landlord may apply the Letter of Credit to reduce Landlord's damages. Any such application of the Letter of Credit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. In the event of the sale of the Building or the sale or other transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the purchaser or transferee,


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in which event Tenant shall look only to the new Landlord for the return of the
Letter of Credit and Landlord shall thereupon be released from all liability to Tenant for the return of the Letter of Credit.

               (b) On or before January 1, 2000, Tenant shall deposit with Landlord the amount of Forty Four Thousand Seven Hundred Seventy Six and 67/100 Dollars ($44,776.67) which shall be held by Landlord (the "Security Deposit") as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to rent, in addition to Landlord's other remedies hereunder, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant, within five (5) days after demand therefor, shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Said deposit shall not bear interest to Tenant, unless so required by an applicable provision of law, and shall be paid to Tenant at the end of the Lease Term, if Tenant is not in default. In the event Tenant fails to perform its obligations and take possession of the Premises on the Commencement Date provided for herein, the Security Deposit shall not be deemed liquidated damages and Landlord may apply the Security Deposit to reduce Landlord's damages. Any such application of the Security Deposit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. Notwithstanding anything to the contrary contained in this Lease, prior to any such application, Landlord shall provide Tenant with ten (10) days written notice of default and intent to apply the Security Deposit. Within thirty (30) days after the expiration of the term hereof (as same may be renewed or extended), and provided that Tenant is not in default under the terms of this Lease, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have retained to cure any default by Tenant with respect to any of tenant's obligations, covenants, conditions or agreements under the Lease. In the event of the sale of the Building or the sale or other transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Notwithstanding anything to the contrary set forth in this Section 3.5, in the event Tenant is not in default of any provision of this Lease beyond any applicable cure and grace period, Landlord shall upon tender of the Security Deposit release the Letter of Credit.

         3.7. Tenant's pro rata share of increases in Operating Expenses, as defined in Article 6, is agreed to be Forty One and 33/100 percent (41.33%).

         3.8.  Notwithstanding anything to the contrary contained in this
Article 3, provided Tenant is not in default of its obligations hereunder beyond any applicable cure and grace period, Landlord shall provide Tenant with a rent credit in the aggregate amount of $302,906.68 (the "Rent Credit") which shall be offset by Tenant in twenty-one (21) equal monthly installments of $14,424.13 against each month's Monthly Rent commencing on the Rent Commencement Date


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up through and including Monthly Rent owing for December, 1999. Thereafter, commencing with the Monthly Rent due on January 1, 2000, Tenant covenants and agrees to pay to Landlord the full Basic Rent, as adjusted pursuant to
Article 5, absent any credits and offsets of any kind. In the Event of any Default by Tenant of its obligations under this Lease, Landlord reserves the right to seek a repayment of this Rent Credit as additional damages in addition to all other amounts owed under the Lease.

    4. USE OF PREMISES.

         4.1. Tenant covenants to use the Premises only to carry on the business of general computer programming and central computer facility, general office use and for no other purpose, subject to and in accordance with all applicable zoning and other zoning and other governmental regulations. Tenant, at its own expense, shall comply with and promptly carry out all orders, requirements or conditions, imposed by the ordinances, laws and regulations of all of the governmental authorities having jurisdiction over the Premises, which are occasioned by or required in the conduct of Tenant's business within the Premises and to obtain all licenses, permits and the like required to permit Tenant to occupy the Premises.

         4.2. Tenant accepts the Premises from Landlord in "As Is" condition, except to the extent specifically provided in Exhibit D of this Lease.

         4.3. Tenant shall not permit the Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, nor as a source of annoyance or embarrassment to Landlord or other tenants, nor for any purpose other than hereinbefore specified, nor for the manufacture of any commodity therein, without the prior written consent of Landlord.

    5. RENT ADJUSTMENT. The first "Lease Year" shall be the period beginning with the Commencement Date if it is the first day of a calendar month, or if it is not, then on the first day of the calendar month next succeeding the Commencement Date and ending twelve (12) months thereafter, with each succeeding "Lease Year" to be the twelve (12) month period commencing with the anniversary of the Commencement Date. Effective on the first day of each successive Lease Year, so long as this Lease remains in effect, the Basic Rent set forth in Article 3.01 shall be increased on an annual basis by three percent (3%) of the amount of the Basic Rent which was in effect for the Lease Year immediately preceding the Lease Year for which the adjustment is being made, and Tenant thereafter covenants to pay Landlord, during each ensuing Lease Year such now adjusted Basic Rent.

    6. OPERATING EXPENSES--ESCALATION.

         6.1. Following the end of each Comparison Year, Tenant shall pay to Landlord, Additional Rent, within thirty (30) days after receipt of a statement of the amount thereof, Tenant's pro rata share, as specified in Paragraph 3.7, of the amount of the increase, if any, of the Operating Expenses, including Real Estate Taxes for the Comparison Year over the Base Year. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, Building and improvements, and/or Landlord, in substitution for real estate taxes


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presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term
"Real Estate Taxes."

         6.2. For purposes of this Article: (a) The term "Operating Expenses" shall mean any and all expenses incurred by Landlord in connection with the operation, maintenance and repair of the Building including, but not limited to the following: Real Estate Taxes, as defined below, and impositions, general and special, of whatever kind or description levied against the Building, electricity, fuel, water, sewer, gas, oil and other utility charges (except to the extent separately submetered pursuant to Paragraph 8.2 below); security; pest control; cleaning of windows and exterior curtain walls; janitorial services; trash and snow removal; landscaping and repair and maintenance of grounds; salaries, wages, and benefits for employees of Landlord engaged in the operation, maintenance or repair of the Building, including benefits, payroll taxes and worker's compensation insurance; license fees, casualty and liability insurance; building or cleaning supplies; uniforms and dry cleaning service; supplies, repairs, replacements and other expenses for maintaining and operating the Building; the cost, including interest, amortized over its useful life or payback period of any capital improvement made to the Building which is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed or of installation of any device or other equipment which improves the operating efficiency of any system within the Building and thereby reduces operating expenses; service or management contracts with independent contractors, general overhead; administrative expenses; management fees; telephone, telegraph and stationery. (b) The term "Base Year" shall mean the calendar year 1998. (c) the term "Comparison Year" shall mean the period of twelve months commencing on January 1st of each year and ending on December 31st of each year.

         6.3. Operating Costs for each calendar year shall be those actually incurred, provided, however, that if the Building was not at least ninety five percent (95%) occupied during the entire calendar year, the Operating Costs shall be adjusted to project the Operating Costs as if the building was ninety five percent (95%) occupied. in computing the Operating Costs for any year in which the occupancy level of the Building does not average at least ninety five percent (95%), the actual cost of all Operating Costs which fluctuate with the level of occupancy of the Building, (the "Fluctuating Expenses") including, by way of example and not as a limitation, janitorial services, maintenance contracts, management fees and utility services, shall be adjusted by dividing the actual cost of such items by the percentage of average occupancy of the Building for that year (i.e., if the Building averaged 50% occupancy, the actual cost of the Fluctuating Expenses would be divided by.50 to determine the adjusted cost of these items). This adjusted cost for Fluctuating Expenses would then be multiplied by ninety five percent (95%) and the resulting product would be added to ninety-five percent (95%) of the cost of the non-fluctuating expenses to determine the applicable Operating Expenses for that calendar year. Landlord shall submit to Tenant a statement of the aforesaid determination, including Tenant's pro rata share of any increase.

         6.4. For purposes of this Article: (a) The term "Real Estate Taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, Building and improvements constructed thereon including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment and/or general or local improvements. (b) The term "Base Real Estate Taxes" means the assessed value of said land, Building and improvements, multiplied by the then current rate, for the fiscal year 1997/1998. (c) The term "Real


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Estate Tax Year" means each successive twelve month period following and corresponding to the period in respect of which the Base Real Estate Taxes are established, irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing real estate taxes. (d) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under paragraph 6.1 hereof; provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 6 and Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without consent or approval of Tenant.

         6.5. Nothing contained in this Article 6 shall be construed at any time to reduce the rents payable pursuant to Articles 3 and 5 of this Lease.

         6.6. If the termination date of this Lease shall not coincide with the end of a Comparison Year, then in computing the amount payable under this
Article 6 for the period between the commencement of the applicable Comparison Year in question and the termination date of this Lease, the amount that would have been due from Tenant for the full year, if Tenant had been a tenant for the entire Comparison Year, shall be pro-rated over the portion of the Comparison Year that Tenant is a tenant in the Building. Tenant's obligation to pay increased Operating Expenses under this Article 6 for the final period of the Lease (as well as for any earlier period not paid as of the expiration of the Lease) shall survive the expiration of the term of this Lease.

         6.7. As soon as practicable after the first day of January next following the Commencement Date of this Lease, and as soon as practicable after each first day of January thereafter during the term of the Lease, Landlord shall submit to Tenant a statement of Landlord's estimate of the amount by which Operating Expenses for the Comparison Year are expected to exceed the amount of the Operating Expenses for the Base Year. Commencing with the first day of the month immediately following the delivery of such statement, Tenant will pay to Landlord, as additional rent and with the Monthly Rent, one twelfth (1/12th) of Tenant's Proportionate Share of such excess of estimated Operating Expenses over Operating Expenses for the Base Year, together with any arrearage in said excess estimated Operating Expenses accruing since January 1 of that calendar year. Tenant shall continue to make payment of one twelfth (1/12) of Tenant's Proportionate Share of such excess estimated Operating Expenses monthly thereafter, on or before the first day of each calendar month, until the amount of such payment is next adjusted after January 1st of the following calendar year for increases in the amounts of Tenant's Proportionate Share of Operating Expenses as provided for herein. Landlord reserves the right, throughout the term of this Lease, to require that Tenant pay each month in advance, as additional rent, one-twelfth of Tenant's estimated annual obligation under this Article 6. Such payments shall in no way limit Tenant's annual obligation. If the total of such monthly installments paid is less than Tenant's total obligation, Tenant shall promptly pay the difference upon receipt of Landlord's statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period.


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         6.8.  Within thirty (30) days after the delivery of the Annual
Operating Expense Statement (including any such statement delivered after the expiration of the term of this Lease), Tenant shall pay to Landlord an amount equal to (i) Tenant's Proportionate Share of the increase, if any, in the actual amount of Operating Expenses for the Comparison Year over the Base Operating Expenses (ii) less the aggregate amount of any monthly payments toward additional rent made by Tenant during such calendar year and attributed to the estimated increases in Operating Expenses for such calendar year. If the aggregate amount of such payments for estimated increases in Operating Expenses paid by Tenant during such calendar year exceeds Tenant's Proportionate Share of the actual increases in Operating Expenses, the excess shall be credited toward payment of the next installments) of estimated Operating Expense payments required from Tenant pursuant to Section 6.6, above.

    7. REPAIRS AND MAINTENANCE.

         7.1. Subject to the provisions hereinafter contained with regard to damage by fire, Tenant accepts the Premises as being in good and sanitary order and agrees to maintain the Premises in good order and will suffer no waste thereto. Tenant shall repair, maintain and preserve the Premises during the term of this Lease at its sole cost and expense, reasonable use and wear excepted.

         7.2. Landlord shall make structural repairs to the Building necessary for safety and tenantability, and shall bear the cost thereof unless required by any act or neglect of Tenant, its agents, employees or invitee. Landlord shall make such other repairs to the Premises and Building as may be necessary or desirable in Landlord's judgment, and the cost of such repairs shall be included in the Operating Expenses. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to report shall make Tenant liable for any expense, damage or liability resulting from such defects.

         7.3. Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building (including the Premises if required by any applicable law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof, and to change the name by which the Building is commonly known and/or the Building's address. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed not


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construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as expressly provided in this Lease.

    8. LANDLORD'S SERVICES.

         8.1. Landlord covenants and agrees that it shall maintain the Building in a manner consistent with other Class A office buildings located in the Annapolis Metropolitan area and shall furnish, between the hours of 8:00 A.M. and 6:00 P.M. Monday through Friday of each week, except holidays recognized by the U.S. Government, without additional charge: (a) heat and air conditioning to maintain the Premises at a reasonably adequate temperature; (b) electricity for lighting purposes and operation of ordinary office equipment, including computers, telephone equipment, supplemental HVAC, and other equipment installed in the Premises as of the Commencement Date excluding such other equipment requiring heavier than normal office use of electricity, as provided for in paragraph 8.2; (c) elevator service; (d) janitor and char services; and (e) twenty four (24) hour access to the Building via a "Kastle type" card system. Overtime HVAC may be available by prior arrangement with Landlord, and Tenant will be billed at the prevailing rate then being charged by the utility company, plus Landlord's actual cost of providing same (including but not limited to engineering costs and an overhead factor of fifteen percent (15%)). It being understood and agreed, however, that Landlord shall not be liable in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air-conditioning, electricity, elevator, janitor or char service occasioned by fire, accident, strikes, necessary maintenance, alterations or repairs, or other causes beyond Landlord's control and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Notwithstanding the foregoing, Landlord expressly disclaims any representations or warranties of any kind including but not limited to fitness for a particular purpose that the present electrical, HVAC and telephone communication systems are satisfactory for the contemplated use by Tenant of the Premises.

         8.2. (a) Tenant shall separately meter and pay, at its sole and absolute expense, for all electric utility costs incurred in connection with its use and occupancy of the Premises, including without limitation, the cost of installing, servicing and maintaining all inside or outside wiring or lines, meters or submeters, transformers, poles, air-conditioning and heating costs, or the cost of any other equipment necessary for the Premises.

               (b) Tenant shall pay all wiring and utility costs occasioned by eletrodata processing machines, telephone equipment, fiber optic equipment, computers and other extraordinary equipment not found in modern offices of higher than normal electrical consumption which are necessary for a 24-hour central computing networking facility, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air-conditioning costs, or the cost of any other equipment necessary for the contemplated power usage of the Premises as a twenty four hour computing facility.

         8.2. Landlord, its agents, employees or contractors may enter the Premises at all reasonable times and in a reasonable manner, without diminution in the Monthly Rent payable by Tenant, to examine, inspect, or protect same, to supply janitor service and any other service to be


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provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective lenders, purchasers and tenants, and to alter, improve or repair the Premises or any other portion of the Building. Upon delivery of one (1) day's written notice to Tenant, Landlord, in order to carry out any construction, maintenance or repair work deemed necessary by Landlord to the Premises or Building, may erect scaffolding and other structure where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to perform its work in a manner that will minimize any interference with the business of Tenant. Tenant shall furnish Landlord, at all times, with a key to unlock all of the doors in the Premises, and Landlord shall have the right to use such keys or any other means which Landlord may deem proper to open said doors in an emergency. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly agreed herein to be performed by Landlord. Landlord shall use reasonable efforts to minimize interference to Tenant's business when making repairs or installations, but Landlord shall not be required to perform same at a time other than during normal working hours.

         8.3. In the event of an emergency, Landlord may enter the Premises without notice and make whatever repairs are necessary to protect the Premises or the Building without any liability whatsoever resulting from such entry.

    9. TENANT'S AGREEMENT.

         9.1. Tenant covenants and agrees: (a) not to obstruct or interfere with the rights of other tenants, or injure or annoy them or those having business with them or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations now existing or subsequently enacted or established by the local, state or federal governments and Tenant shall be answerable for all nuisances caused or suffered on the Premises, or caused by Tenant in the Building, or parking facilities, or on the approaches thereto; (b) not to place a load on any floor exceeding the floor load which such floor was designed to carry in accordance with the plans and specifications of the Building, and not to install, operate or maintain in the Premises any unsafe or heavy item of equipment, without obtaining Landlord's prior written consent (c) not to strip or overload, damage or deface the Premises, hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same; (d) not to suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Building, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority; (e) not to move any furniture or equipment into or out of the Premises except at such times and in such manner as Landlord may from time to time designate; (f) not to place upon the interior or exterior of the Building, or any window or any part thereof or door of the Premises, any placard, sign, lettering, window covering or drapes, except such and in such place and manner as shall have been first approved in writing by Landlord and to use building standard signage on its suite entry door, which shall be installed at Tenant's cost;
(g) to park vehicles only in the area from time to time designated by Landlord; (h) to conform to all rules and regulations from time to time established by the appropriate insurance rating organization and to all rules and regulations from time to time established by Landlord, including those attached as Exhibit "C" hereto; (i) to be responsible for the cost of removal of Tenant's bulk trash during occupancy and move-out; (j) not to conduct nor permit in the Premises either the generation, treatment, storage or disposal of any hazardous wastes or toxic substances of any kind shall include, but not be limited to substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 ET SEQ.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ. and any other substances considered hazardous, toxic or the equivalent pursuant to any other applicable laws and in the regulations adopted and publications promulgated pursuant to said laws or any other present or future federal, state, county or local laws or regulations concerning environmental protection, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "pollutant" or "contaminant" under any law,
(ii) petroleum or a petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material, (v) a polychlorinated biphenyl, or (vi) asbestos or an asbestos derivative) or future federal, state, county or local laws or regulations concerning environmental protection, and shall prohibit its assignees and sublessees and its and their employees, agents and contractors (collectively: "Permitees") from doing so; and Tenant shall indemnify, defend and hold Landlord and its agents and partners harmless from all loss; costs, foreseeable and unforeseeable, direct or consequential; damages; liability; fines; prosecutions; judgments; litigation; and expenses, including but not limited to, clean-up costs, court costs and reasonable attorneys' fees arising out of any violation of the provisions of this Article by Tenant, or its employees, agents, representatives and invitees.

         9.2. Tenant shall be liable for and shall pay when due all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Tenant shall pay to Landlord, as additional rent, the amount of such taxes or assessments within five (5) days of Landlord's written request for such payment. In any such event, Tenant shall have the right, at Tenant's sole cost and expense, to bring suit in the Landlord's name to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

    10. ALTERATIONS.

         10.1. Any and all Tenant Work, as evidenced in the Tenant Work Schedule attached hereto as Exhibit "D", alterations or improvements shall be constructed by Tenant at its sole cost and expense in conformance with all relevant terms and conditions set forth in this Lease. Tenant acknowledges that Landlord shall bear no liability for damages of any kind to Tenant in connection with the Tenant Work, except to the extent caused by the gross negligence and willful misconduct. Tenant further covenants and agrees that no Tenant Work specifically including any demolition undertaken in connection therewith may be commenced until the satisfaction of the following conditions precedent: (i) submission by Tenant to Landlord of final Building Plans and specifications (the "Plans"); (ii) delivery to Landlord of copies of all permits and licenses necessary for the Tenant Work; (iii) proof of insurance for all contractors and subcontractors as provided for in 10.2 below; (iv) evidence that Tenant has contracted to utilize Union contractors and subcontractors based upon such proof and documentation satisfactory to Landlord in its reasonable discretion; (v) approval by Landlord of the Plans; and (vi) satisfaction of all remaining conditions set forth in Section 10.2. Upon Landlord's reasonable request during construction and upon completion of the Tenant Work, Tenant shall provide Landlord with evidence of all lien, waivers and releases from all contractors and subcontractors.

         10.2. Tenant shall not paint the Premises or make any alterations, additions, or other improvements in or to the Premises or install any equipment of any kind that will require any alterations or additions or affect the use of the Building's water system, heating system, plumbing system, HVAC system, or electrical system, or install any telephone antennae on the roof, in the windows, or upon the exterior of the Premises, without the prior written consent of Landlord. If any such alterations or additions are made by Tenant without Landlord's consent, Landlord may correct or remove them and Tenant shall be liable for any and all costs and expenses incurred in the correction or removal of such work. All plans and specifications for any such work shall be prepared by Tenant at Tenant's expense and shall thereafter be submitted to Landlord for review. All alterations and additions to the Premises shall be performed by Landlord, or Landlord's contractor unless Landlord shall otherwise agree in writing. If any alterations or additions with Landlord's consent are not performed by Landlord or its contractor, Tenant shall nevertheless pay Landlord a fee of ten percent of the total cost of the work to be performed, payable five percent prior to the beginning of the work and the remaining five percent upon completion of the work. This fee is to compensate Landlord for coordinating Tenant's contractor's use of the Building's systems and for access to the electrical, mechanical and telephone closets, as necessary. As a further condition of Landlord's consent to the use of Tenant's contractor, Tenant or Tenant's contractor must evidence to Landlord certain criteria including but not limited to: (a) insurance coverage to include: (i) worker's compensation coverage and (ii) public liability and property damage Insurance in the amount of not less than One Million Dollars ($1,000,000.00) in the aggregate;
(b) lien waivers for such contractor or other persons; (c) specified completion performance and/or lien indemnity bonds and insurance; and (d) an acknowledgement by the contractor that such work is being performed for Tenant who is not the owner of the Building but a tenant. All work with respect to such alterations and additions shall be done, at Tenant's sole expense, in a good and workmanlike manner and diligently prosecuted to completion to the end that Premises shall at all times be a complete unit except during the period necessarily required for such work. Tenant covenants and agrees that all Alterations contracted for by Tenant shall be performed in full compliance with all laws, ordinances, regulations and requirements of all governmental and quasi-governmental authorities having jurisdiction. Landlord shall not be liable for any damages or losses caused by Tenant's contractors, and Tenant agrees to pay any and all expenses, reasonable attorneys' fees, claims for and damages to persons or property which may arise directly or indirectly by reason of making any Alterations.

         10.3. Tenant shall not permit a mechanic's lien(s) to be placed upon the Premises, the Building as a result of any alterations or improvements made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to pay the same. In the event Tenant fails to pay any such lien, it may be paid by Landlord and the cost charged to Tenant as additional rent under this Lease. Tenant hereby expressly recognizes that in no event shall it be deemed an agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Building. If any mechanic's lien, whether final, interlocutory or otherwise, is filed against the Premises or the Building for work claimed to have been furnished to Tenant, such mechanic's lien shall be discharged by Tenant, at its sole cost and expense, within five (5) days from receipt of notice of such lien, either by the satisfaction in full of the lien or by filing any bond required by law to fully discharge the lien. If Tenant shall fail to discharge any such mechanic's lien, Landlord may, at its option, discharge the same the treat the cost thereof, together with any other costs or expenses incurred by Landlord, including reasonable attorneys' fees, as additional rent, due and payable upon receipt by Tenant of a written statement of costs from Landlord. It is hereby expressly agreed that such discharge of any mechanic's lien by Landlord shall not be deemed to waive or release Tenant from its default under the Lease for failing to discharge the same.

         10.4. All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval. All Alterations, Pre-occupancy Tenant Work, approved Tenant Work, decorations, additions or improvements upon the Premises, made by either party shall become and remain the property of Landlord. Provided this Lease is not in default by Tenant, Landlord may, by written notice to Tenant, permit Tenant to remove at its sole expense, without causing material damage to the Premises and the Building, any fixtures, property or Alterations installed by Tenant, which Tenant has not been granted any credit or allowance by Landlord. Tenant shall repair any damage to the Premises arising from such removal or, at Landlord's option, shall pay to Landlord all Landlord's reasonable costs of such repair.

         10.5. Any further changes, modifications, alterations or additional work within the premises shall be at Tenant's sole cost and expense. Tenant shall be responsible for all costs and compliance with any permit required by the applicable federal, county and/or state codes in connection with the Alterations, including any requirements of the Americans With Disabilities Act (42 U.S.C. Section 120101 ET. SEQ.).

         10.6. Business machines and mechanical equipment belonging to Tenant, which cause noise, vibration or other types of interference that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building, shall be installed and maintained by Tenant, at its sole expense, on vibration eliminators or other devices sufficient to eliminate such noise, vibration or interference.

         10.7.  Subject to the terms and conditions of this Article 10 and
9.1 above, Landlord hereby consents to Tenant's installation, for no additional rent, one (1) diesel generator (the "Generator") upon such portion of the exterior common area of the Building as reasonably requested by Tenant and consented to by Landlord, in its reasonable discretion conditioned upon, amongst other things, the installation of a "shed" over the Generator to be used to minimize any unappealing characteristics of the Generator. The Generator will be located in such area, as established by Landlord in its reasonable discretion, and in such a manner that the visibility and aesthetic character of the Generator will be minimized from the front of the Building and not otherwise detract from the appearance of the Building. The installation of the Generator will be subject to the following provisions:

                   (a) Tenant at its own expenses, shall install such Generator, in accordance with all the applicable codes of the appropriate governing authority and using licensed and bonded contractors.

                   (b) The installation of the Generator and use shall not interfere with any existing equipment of the Landlord or other tenants of the Building; Provided, however, if Tenant is unable to eliminate the inference at a reasonable cost to Tenant and to Landlord's reasonable satisfaction, and Landlord elects to require the removal of the Generator, then Tenant shall remove same.

                   (c) Tenant shall be responsible for all costs and expense related to installing, maintaining, repairing, replacing and removing the Generator including but not limited to regulatory approval and compliance (including costs of Landlord's attorneys fees if necessary), liability, property casualty insurance (at market levels) plus other insurance as from time to time reasonably specified by Landlord;

                   (d) The Generator shall be installed and maintained at Tenant's sole risk of loss and no claim shall be made shall be made against Landlord by Tenant, or by any agent or servant of Tenant for any injury, loss or damage to the Generator or to any person performing work on the Generator unless due to the negligence or willful misconduct of Landlord, its agents or employees. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to the Generator;

                   (e) Tenant shall save Landlord and Landlord's Agent harmless and indemnified from all loss, damage, liability or expense of any kind, incurred, suffered or claimed by any person whomsoever, including but not limited to Landlord, its Agent, and other tenants of the Building, for any damage or injury to any persons or property from any cause whatsoever relating to the Generator unless due to the gross negligence or willful misconduct of Landlord, its agents or employees;

                   (f) Tenant shall obtain, at its sole cost and expense, all necessary permits and regulatory approval from the applicable government and/or regulatory agencies for the operation of the Generator.

                   (g) That the Generator shall be deemed to be an Alteration and subject to the express provisions of Article 10, except that no additional consent shall be required and so long as no default exits and remains uncured beyond any applicable cure and grace period Tenant may remove the Generator at its sole cost and expense and thereafter restore the common area to the condition as of the Commencement Date;

         10.8. Further, and subject to the terms of this Article 10, Tenant is hereby authorized, at its sole cost and expense to install a "Battery Powered Backup System" (the "Battery Pack") within the Premises which shall be maintained by Tenant at its sole risk of loss. Tenant shall be required to pay for all additional installation, connection, utilities, maintenance and repairs caused by such Battery Pack. Tenant further covenants and agrees that any installation of such Battery Pack will be removed if it causes any disturbance to the quiet enjoyment of any other tenant in the Building. And, Tenant shall be permitted, provided no event of default exists and remains uncured beyond any applicable cure and grace period, to remove the Battery Pack at the expiration of the Lease Term.

         10.9 (a) The Premises shall be delivered to Tenant on the Effective Date in "as is" condition existing as of the date of this Lease. Any and all Tenant Work shall be constructed by Tenant at its sole cost and risk of loss, and in conformance with all relevant terms and conditions set forth in the Lease. Landlord shall bear no liability for any damages to Tenant relating to any Alterations.

               (b) The Alterations shall include but not be limited to demolition of the third (3rd) floor, the installation of partitions, wall finishes, raised floor computing room, window coverings, electrical system, and lighting, and any space planning, architectural and engineering plans in connection therewith all of which shall be subject to Landlord's prior written approval.

    11. HOLD HARMLESS.

         11.1. Excepting any damage caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable for any damage to, or loss of, personal property in the Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage, or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenant's agents, employees, invitees or visitors, or of any other tenant of the Building. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Premises or in the Building through or under Tenant, for any injury, loss or damage to the Premises or to any person or property occurring upon the Premises from any cause other than the gross negligence or willful misconduct of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant.

         11.2. Tenant covenants and agrees to save Landlord and Landlord's Agent harmless and indemnified from all loss, damage, liability or expense of any kind, incurred, suffered or claimed by any person whomsoever, or for any damage or injury to any persons or property from any cause whatsoever, by reason of the use or occupancy by Tenant, its agents, employees, invitees or visitors of the Premises, or of the Building, or the parking facilities or any other common element not caused by the gross negligence or willful misconduct of Landlord.

         11.3. It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Building for Tenant and that should any such employee receive any such packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

    12. LIEN ON TENANT'S PROPERTY.

         12.1. Landlord shall have a lien for the payment of the rent aforesaid upon all of the goods, wares, chattels, fixtures, furniture and other personal property of Tenant which may be in or upon the Premises. Tenant hereby specifically waives any and all exemptions allowed by law; and such lien may be enforced on the nonpayment of any installment of rent by the taking and selling of such property in the same manner as in the case of chattel mortgages on default thereunder, said sale to be made upon ten days notice served upon Tenant by posting upon the Premises or by leaving same at his place of residence; or such lien may be enforced in any other lawful manner at the option of the Landlord.

         12.2. Provided Tenant is not in default of this Lease, Tenant, at its sole expense, shall remove all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions installed by Tenant ("Tenant's Property") at the expiration, surrender or earlier termination of the Lease. Tenant shall repair any damage caused by such removal to the condition of the Premises as of the Commencement Date. Tenant's obligation to repair any damage to the Premises caused by such removal shall survive the expiration or earlier termination of the Lease term. If Tenant, for any reason whatsoever, shall fail to remove all of its effects from the Premises upon termination or expiration of this Lease, Landlord, at its option, may remove same in any manner that Landlord shall choose, and store said effects, at Tenant's sole expense, without liability to Tenant for loss thereof. Tenant agrees to pay Landlord as Additional Rent, upon demand, any and all reasonable expenses incurred in such removal, including court costs and reasonable attorneys' fees and reasonable storage charges on such effects for any length of time that the same shall be in Landlord's possession, custody or control, in addition, Landlord, at its option and pursuant to the laws of the jurisdiction in which this Building is located, may sell said effects, or any of them, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against the expenses incidental to the removal and sale of said effects.

    13. INSURANCE.

         13.1. Tenant shall, at its cost and expense, obtain and maintain at all times during the term of this Lease, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than Five Hundred Thousand Dollars ($500,000.00) each occurrence and not less than One Million Dollars ($1,000,000.00) in the aggregate, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Landlord and Landlord's Agent shall be named as additional insureds.

         13.2. Tenant shall, at its cost and expense, obtain and maintain at all times during the term of this Lease, fire and extended coverage insurance on the Premises and its contents, including any leasehold improvements made by Tenant, in an amount sufficient so that no coinsurance penalty shall be invoked in case of loss.

         13.3. Tenant shall increase its insurance coverage, as required, but not more frequently than each year if, in the opinion of Landlord or the mortgagee of Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate.

         13.4. All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Building of which the Premises is a part is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class VIII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty days prior to the expiration date of any policy.

         13.5. Landlord and Tenant, for themselves and their respective successors in interest, each waive the right of subrogation for all risk of loss or damage to property of the other located in the Premises, regardless whether such loss or damage is caused by the negligence of either party. Any willful or malicious action on the part of either party voids this waiver. Landlord and Tenant shall each obtain and maintain endorsements to their respective insurance policies containing such a mutual waiver of the right of subrogation. This waiver of subrogation does not extend to claims which are required to be covered by Tenant's contractor's insurance required under Paragraph 10.01, above.

    14. ASSIGNMENT & SUBLETTING.

         14.1. Tenant shall not assign, transfer, mortgage or encumber this Lease or sublet the Premises without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord. Consent shall not be unreasonably withheld or delayed; excepting however, Tenant shall not assign this Lease, sublet the Premises, or permit occupancy or use of the Premises or any part thereof by another party or parties, without giving Landlord fifteen (15) days written notice of proposed assignment or proposed subletting of all or any part of the Premises. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

         14.2. Any transfer of a cumulative total of more than twenty-five percent (25%) of any legal and/or beneficial interest in Tenant (regardless of whether Tenant is a corporation, partnership or other entity), after the date hereof, whether to one or more persons or entities, whether at one or more different times, and whether voluntarily, by operation of law, or otherwise, shall be deemed as assignment of this Lease within the meaning of
Article 14.

         14.3. In the event a portion of the Premises is subleased, Tenant shall continue to pay Basic Rent as provided in Paragraph 3.01 above, and, in addition, Tenant shall be required to pay to Landlord during each month of the term of the sublease, and within five (5) days of receipt of rent from subtenant, fifty percent (50%) of the amount of payable by such subtenant in excess of the amount of Basic Rent payable by Tenant hereunder with respect to that portion of the sublet Premises.

         14.4  Notwithstanding anything to the contrary contained in this
Section 14, commencing upon the approval by Landlord of an acceptable form of sublease, Tenant shall be authorized to sublease a portion of the Premises on the Fourth Floor to Lear Siglar, Inc. ("Siglar"). Except for Siglar's rights against Tenant as a subtenant, Siglar shall not be granted any possessory, occupancy or similar interest in and to the Premises by virtue of their subtenancy. Siglar is bound to comply with all terms of this Lease concerning use and occupancy of the Premises and the conduct of their business therein. No act or omission by Siglar shall constitute an excuse of performance for any of Tenant's obligations hereunder. In the event that the Lease is terminated, surrendered or rejected, then the Siglar subtenancy shall by deemed terminated and they will be required to immediately vacate the Premises.

    15. LANDLORD'S RIGHT OF ACCESS.

         15.1. Landlord may, at any time during Tenant's occupancy during reasonable business hours, enter either to view the Premises or to show the same to others, or to facilitate repairs to the Building, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord.

         15.2. If Tenant shall carpet over the access panels of the underfloor duct system in the floor of the Premises (if applicable), Landlord is hereby authorized and permitted to cut such carpeting to reach the ducts in such panels in order to make any necessary connections therefrom to service other parts of the Building. Landlord shall have the carpeting restitched in a workmanlike manner and Tenant agrees to reimburse Landlord for the cost of such cutting and restitching.

         15.3. Landlord may within sixty days next preceding the expiration of the term, enter the Premises free from hindrance or control of Tenant to show the Premises to prospective tenants at times which will not unreasonably interfere with Tenant's business. If Tenant shall vacate the Premises during the last month of the term of this Lease, Landlord shall have the unrestricted right to enter the same after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant's obligation to pay rent for the full term.

    16. FIRE CLAUSE.

         16.1. If the Premises shall be damaged by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, and the Premises can be fully repaired, in Landlord's opinion, within one hundred and eighty (180) days from the date of such damage, Landlord, at Landlord's expense, shall repair such damage; provided, however, Landlord shall have no obligation: (a) to repair any damage to, or to replace, Tenant's non-Preoccupancy Tenant Work standard tenant improvements or any other property located in the Premises; (b) to repair if such damage occurs during the last year of the lease term (excluding any renewal option which is unexercised at the date of such damage); or (c) to repair if the mortgagee does not allow the insurance proceeds to be used for such purposes. Except as otherwise provided herein, until the repairs to the Premises are substantially completed, the Monthly Base Rent shall abate pro-rata based on the part of the Premises which is unusable by Tenant. No compensation or rent deduction shall be made for inconvenience, annoyance or injury to business. If, however, the Premises are rendered wholly untenantable by fire or other cause as determined by the Fire Marshall for Anne Arundel County, Maryland or such other duly authorized governmental individual or entity having jurisdiction over said matters, and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, at its option, cancel and terminate this Lease by giving Tenant notice in writing, within sixty (60) days of the occurrence of the event causing the damage, of its intention to cancel this Lease, whereupon the term of this Lease shall terminate upon the thirtieth
(30th) day after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord. In no event shall Landlord be liable to Tenant except to the extent provided in this Article 16, and without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant's personal property.

         16.2. Effective upon any termination of this Lease and the surrender of the Premises by Tenant under any of the provisions of this
Article 16, the parties shall be released thereby and neither party shall have any further liability to the other for any matters arising under this Lease, except for rent, violations regarding Hazardous Materials and other items which accrued prior to the effective date of termination and are then unpaid or which this Lease provides shall survive its termination.

         16.3. It is hereby understood that if Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. In no event shall Landlord be obligated to repair or restore any trade fixture, furnishings, equipment or personal property belonging to Tenant.

    17. CONDEMNATION.

         17.1. This Lease shall be terminated and the rental payable hereunder shall be abated to the date of such termination in either of the two following events, namely: (a) the forcible leasing or condemnation of the Premises, Building or any part thereof by any competent authority under right of eminent domain for any public or quasi-public use or purpose; and (b) the condemnation by competent authority under right of eminent domain for any public or quasi-public use or purpose of twenty-five percent or more of the Building in which the Premises are located. The forcible leasing by any competent authority of any portion of the Building other than the Premises shall have no effect upon this Lease. In case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant, however, shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by it, but only if such awards shall be made by the Court in addition to the award made by it to Landlord for the land and improvements or part thereof so taken.

    18. DEFAULTS AND REMEDIES.

         18.1. It is hereby mutually covenanted and agreed that: (a) if Tenant shall fail to make any payment of Basic Rent or Additional Rent, or keep and perform each and every covenant, condition and agreement herein contained on the part of Tenant to be kept and performed; or (b) if Tenant shall abandon or evidence any intention to abandon all or any portion of the Premises; or (c) if the estate hereby created shall be taken by execution or other process of law; or (d) if Tenant shall (i) generally not pay Tenant's debts as such debts become due, (ii) become insolvent (iii) make an assignment for the benefit of creditors, (iv) file, be the entity subject to, or acquiesce in a petition in any court (whether or not filed by or against Tenant pursuant to any statute of the United States or any state and whether or not for a trustee, custodian, receiver, agent, or other officer for Tenant or for all or any portion of Tenant's property) in any proceeding whether bankruptcy, reorganization, composition, extension, arrangement, insolvency proceedings, or otherwise; or (e) violate any term or condition of Article 10 above; then, and in each and every such case, from thenceforth and at all times thereafter, at the sole option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to the possession of the Premises and to remove all persons and property therefrom and to reenter the same without further demand of rent or demand of possession of the Premises, either with or without process of law and without becoming liable to prosecution therefore, any notice to quit or of intention to reenter being hereby expressly waived by Tenant. In the event of such reentry or retaking by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the full rental to the date of retaking or reentry, and Tenant shall also be and remain answerable in damages for the deficiency or loss of rent as well as all related expenses which Landlord may thereby sustain in respect to the balance of the term; and in such case
Landlord reserves full power, which is hereby acceded to by Tenant, to let said Premises for the benefit of Tenant, in liquidation and discharge in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages and related expenses, at the option of Landlord, may be recovered by it at the time of the retaking and reentry, or in separate actions, from time to time, as Tenant's obligation to pay rent would have accrued if the term had continued, or from time to time, as said damages and related expenses shall have been made more easily ascertainable by relettings of the Premises, or such action by Landlord may, at the option of Landlord, be deferred until the expiration of the term, in which latter event the cause of action shall not be deemed to have accrued until the date of the termination of said term.

         18.2. The provisions of this Article 18 are subject to the Bankruptcy Laws of the United States which may, in certain cases, limit the rights of Landlord to enforce some of the provisions of this Article in proceedings thereunder. To the extent that limitations exist by virtue thereof, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect. The provisions of this Article 18 shall be interpreted in a manner which reserves Landlord's rights to terminate this Lease in each and every instance, and to the fullest extent and at the earliest moment that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with Tenants who have, and continue to have, a strong degree of financial strength and financial stability.

         18.3. All rents received by Landlord in any reletting after Tenant's default shall be applied, first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises and in reletting the same (including brokerage fees), second to the payment of any costs and expenses incurred by Landlord, either for making the necessary repairs (including fitting up the space for such reletting) to the Premises or in curing any default on the part of the Tenant of any covenant or condition herein made binding upon Tenant, and last, any remaining rent shall be applied toward the payment of rent due from Tenant under the terms of this Lease, together with interest and penalties as defined in Article 3.04, and Tenant expressly agrees to pay any deficiency then remaining. Landlord shall in no event be liable in any way whatsoever (nor shall Tenant be entitled to any setoff) for Landlord's failure to relet the Premises, and Landlord, at its option, may refrain from terminating Tenant's right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full term thereof.

         18.4. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney or collection agency the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay to Landlord as Additional Rent Landlord's costs of collection and enforcement, including reasonable attorney's fees, whether suit is actually filed or not, architect's fees and real estate broker's fees.

         18.5. To the fullest extent permitted by law, and notwithstanding any further or additional remedies afforded Landlord in this Lease, at law or in equity, in the event Tenant, for two (2) or more consecutive months, is in default of its obligations under this Lease, and such default remains uncured at the expiration of applicable notice and cure periods, if any, Landlord may accelerate and declare to be immediately due, and Tenant agrees to pay to Landlord promptly upon receipt of written demand therefor, all sums which would otherwise be due from Tenant to Landlord throughout the remainder of the term of this Lease, including any renewal period for which Tenant is then obligated discounted at a rate equal to two (2) points below the one (1) year United States Treasury Note rate in effect as of the date of acceleration (i.e. if the one year United States Treasury Note rate is 8%, the discount rate is 6%). Such sums shall include but not be limited to Monthly Rent, costs of Pre-occupancy Tenant Work and any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent. In the event of any such acceleration by Landlord and payment by Tenant, if Landlord shall relet the Premises or any part thereof (the parties expressly acknowledging that Landlord shall be under no such obligation to relet the Premises), Landlord shall, on an annual basis, within sixty (60) days of the end of each calendar year, provide Tenant with an accounting of all sums received by Landlord as rent or otherwise from any such reletting. If the accelerated amount collected by Landlord from Tenant for the relevant period, together with the sum actually collected from the follow-on tenant for that period, exceed the amount to which Landlord would otherwise have been entitled under this Lease absent the acceleration provided for in this Section, Landlord shall reimburse Tenant for such excess up to the accelerated amount actually paid by Tenant for the relevant period. Notwithstanding the foregoing, Tenant shall not be entitled to any such excess sums unless and until Landlord has been fully reimbursed for any and all expenses or any party thereof, with such expenses to include but not be limited to brokerage fees, reasonable attorneys' fees, advertising costs, build-out costs incurred to restore the Premises to first class rentable condition for the replacement tenant.

    19. SUBORDINATION CLAUSE. This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust encumbrance or encumbrances which may now or which may at any time hereafter be made upon the Building of which the Premises is a part or upon Landlord's interest therein. This clause shall be self operative, and no further instrument of subordination shall be required to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument or instruments subordinating this Lease to the lien of any such mortgage or deed of trust, encumbrance or encumbrances as shall be desired by any mortgagee or party secured or proposed mortgagee or party proposed to be secured, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for Tenant. if the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Premises or Building, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by transferee, Tenant agrees to attorn to the transferee as its Landlord.

    20. SURRENDER OF POSSESSION. Tenant covenants, at the expiration or other termination of this Lease, to remove all goods and effects from the Premises not the property of Landlord, remove all non-standard alterations and restore the Premises to its initial state, unless Landlord has agreed in writing to allow such alterations to remain, all at Tenant's expense, and to yield up to Landlord the Premises and all keys, gate cards, security cards, locks and other fixtures connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty, not caused by Tenant's act or neglect, only excepted. A fee of Twenty-five and 00/100 Dollars ($25.00) each shall be charged for parking passes and security cards not returned to Landlord.

    21. TENANT HOLDING OVER.

         21.1. If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a tenant from month-to-month, provided rent shall be paid to and accepted by Landlord, in advance, at one hundred fifty percent (150%) of the rate of rental payable hereunder just prior to the expiration of this Lease but unless and until Landlord shall accept such rental from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Premises as hereinbefore provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenant's failure to surrender possession of the Premises immediately upon the expiration of the term hereof. Tenant hereby agrees that all the obligations of Tenant and all rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid. Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, except in the event of non-payment of the modified Monthly Rent or additional rent, or any other default by Tenant of its obligations under this Lease, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Acceptance by Landlord of rent after such expiration or earlier termination date shall not constitute a holdover hereunder or result in a renewal of the Lease Term.

         21.2. In the event that Tenant shall hold over after the expiration of the term of the Lease or any approved extension period thereof, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the term of this Lease or the extension period, then at any time prior to Landlord's acceptance of modified Monthly Rent from Tenant as a month-to-month tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises: a) without process; and b) by any legal process available in the jurisdiction in which the Building is located.

         21.3. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all injury, loss, claims, expenses and liability, including without limitation, any claim made by any succeeding tenant and any reasonable attorneys' fees, founded on or resulting from such failure to surrender. In addition, Tenant shall be liable to Landlord for any damages incurred by Landlord due to its inability to timely regain possession of the Premises, including but not limited to contract damages for which Landlord might to liable to a follow-on tenant or any economic losses, costs, expenses or other damages, including reasonable attorneys' fees, incurred by Landlord due to Tenant's failure to timely surrender possession of the Premises.

    22. ESTOPPELS. Tenant shall, without charge therefor, at any time and from time to time, within five days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Building, or any other person designated by Landlord, as of the date of such estoppel certificate: (a) that Tenant is in possession of the Premises; (b) that this Lease is unmodified and in full force an effect (or if there have been modifications, that the Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and additional rent have been paid; (e) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); (g) the amount of any security deposit held by Landlord; and (h) such reasonable other information requested by mortgagor. Failure to deliver the certificate within ten days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may b represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) days after request, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

    23. MISCELLANEOUS.

         23.1. The term "Tenant" shall include legal representatives, successors and assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the Building through or under Tenant.

         23.2. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

         23.3. No waiver, breach or failure to act to enforce any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

         23.4. Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's ownership interest in the Building for satisfaction of Tenanfs remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners, general or limited, or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

         23.5. TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY,

FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

         23.6. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection therewith.

         23.7. This Lease shall likewise be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in Article 14 hereof.

         23.8. It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

    24. BROKERS. Landlord and Tenant, each on their respective behalf hereby certify that no person or company has provided services as a broker, agent, finder or assisted in the negotiations of this Lease other than Pinnacle Realty Management Company and Mackenzie Commercial Real Estate Services, LLC (collectively the "Brokers") who shall be compensated by separate agreement with Landlord. It is understood that each party agrees to indemnify the other for any claim, including attorneys' fees asserted by any person or company other than the aforesaid Broker(s) purporting to act on its behalf in providing services as a broker, agent or finder in connection with this Lease.

    25. NOTICES AND DEMANDS. All notices required or permitted hereunder shall be in writing and shall be deemed to have been given if upon delivery or refusal for delivery by personal delivery, one business day after deposit with recognized courier (i.e. Federal Express, Purolator, Express Mail, etc.) or three days after deposit by United States certified or registered mail, postage prepaid, return receipt requested, at the following addresses or to such other addresses as the parties hereto may designate in writing from time to time:


    LANDLORD:

    c/o The Bernstein Companies
    3299 K Street, N.W., Suite 700
    Washington, D.C. 20007
    Attn.: Director of Property Management


With a copy to:

    Louis M. Aronson, Esq.
    RUBEN & ARONSON, LLP
    3299 K Street, N.W., Suite 403
    Washington, D.C. 20007


    TENANT:

    175 Admiral Cochrane Drive, Suite 400
    Annapolis, Maryland 21401
    Attn.: Mr. Christopher R. McCleary


With a copy to:

    Jim Rodgers, Esq.
    Latham & Watkins
    1001 Pennsylvania Avenue
    Washington, D.C. 20004


    26. QUIET ENJOYMENT. Landlord covenants and agrees that so long as Tenant is not in default of any term, condition or covenant of this Lease beyond any applicable cause and grace period, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages and deeds of trust hereinbefore mentioned.

    27. WAIVER OF TRIAL BY JURY. Landlord and Tenant each agree to and they hereby DO WAIVE TRIAL BY JURY in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

    28. GOVERNING LAW. This Lease shall be construed and governed by the laws of the state in which the Premises are located. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provision had never been included.

    29. PARKING. Tenant shall have the right to utilize the Building's facilities on a nonexclusive basis with other tenants of the Building, upon such terms and conditions as may from time to time be established by Landlord. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the parking facilities or to any personal property located therein, or for any injury sustained by any person in or about the parking facilities.

    30. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

    31. CORPORATE AUTHORITY.

         (A) If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that (a) Tenant is a duly authorized and a validly existing corporation under the laws of the State of Delaware and duly qualified to do business in the State of Maryland,
(b) the corporation has full right and authority to enter into this Lease, and (c) each person executing this Lease on behalf of the corporation is authorized to do so.

    32. NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representations or warranties with respect to the Premises or the Building or with respect to the suitability of same for the conduct of Tenant's business.

    33. RIGHT OF FIRST OFFER.

         Subject to any pre-existing rights of any other tenants in the Building, Tenant, at its option, shall have the right of first offer to lease the remaining space in the Building which becomes available for lease, from time to time, during the original term of the Lease or any Renewal Term, subject to the following terms and conditions:

         33.01 Provided Tenant is not in default under any of its obligations under the Lease, Landlord shall not lease, or enter into any lease agreement regarding said newly available space (the "Offer Space") without first providing Tenant with an offer to lease such Offer Space for the remainder of Tenant's lease term and/or remaining option term. Such offer shall be made in writing to Tenant. Tenant shall have five (5) business days from receipt of such offer to accept or reject it. Time is of the essence in the exercise of Tenant's first offer rights. Tenant must accept and lease the entire space then available, and may not elect to lease less than the entire amount of space which is available. In the event Tenant accepts the offer, Tenant shall have an additional ten (10) business days to execute a lease or lease amendment for such space. In the event that Tenant does not exercise its first offer rights or timely execute such lease or amendment, Landlord may thereafter lease the Offer Space to any tenant on any terms Landlord deems acceptable.

         33.02 The rental rates for the Offer Space shall be the market rental rate per square foot for existing occupants in the Building. In no event, however, shall market rate be less than the escalated rent to be paid by Tenant in the Lease Year next following Tenant's election.

         33.03 Unless otherwise expressly provided for hereinabove, any Offer Space leased by Tenant shall become part of the Premises upon the delivery of said space to Tenant. The term "Premises" shall thereafter be deemed to include both the Premises as previously existing and the Offer Space, and the Offer Space shall be subject to all terms and conditions of this Lease. The lease term of the Offer Space shall be concurrent with and expire at the end of the remaining term for the Premises, including any Renewal Term opted for by Tenant.

         33.04 The exercise by Tenant of its option to lease any Offer Space shall be final and Tenant, after the exercise of said option, cannot rescind, limit or modify same except as expressly provided for herein. Tenant, immediately upon exercising any option, shall be deemed to have leased the subject space at the rent stated and for the term provided for in this Section, subject to all the conditions and provisions of, and Tenant's obligations under, the Lease.

    34. FINANCIAL REPORTS. Simultaneously with the delivery of an executed copy of this Lease and thereafter within two (2) business days after any request in conjunction with a notice of offer set forth in Section 33 or reasonable request by Landlord, above, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (i) to Landlord's lenders or prospective purchasers of the project, (ii) in litigation between Landlord and Tenant; and (iii) if required by court order.

    35. ADDENDA. Exhibit A "Floor Plan," Exhibit B "Confirmation of Lease," Exhibit C "Rules and Regulations" and Exhibit D "Tenant Work" are attached hereto and made a part hereof.

    IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.


WITNESS:                        LANDLORD:

                                CONSORTIUM ONE--ANNAPOLIS, LLC

                                By:  Consortium One, LP
                                Its: Managing Member

                                By:  Millbank Capital Partners, L.L.C.
                                     General Partner

                                By:  Bernstein Millbank Capital Partners, L.L.C.
                                Its: Managing Member

    [ILLEGIBLE]                              /s/ Adam K. Bernstein
-------------------             ----------------------------------------------
                                By:  Adam K. Bernstein
                                Its: Managing Member


ATTEST:                         TENANT:

                                USinternetworking, INC.

    [ILLEGIBLE]                           /s/ Christopher R. McCleary
-------------------             ----------------------------------------------
                                By:  Christopher R. McCleary
                                Its: Chairman and Chief Executive Officer

                                   EXHIBIT A

                                                                      3RD FLOOR
                     [FLOOR PLAN GRAPHIC]                             12,290 SI


                                                                      4TH FLOOR
                     [FLOOR PLAN GRAPHIC]                             11,970 SL

                                   EXHIBIT B

               CERTIFICATE CONFIRMING LEASE COMMENCEMENT DATE

    THIS CERTIFICATE CONFIRMING THE LEASE COMMENCEMENT DATE is attached to and made a part of the Lease Agreement dated the 3rd day of April 1998, by and between CONSORTIUM ONE--ANNAPOLIS, LLC (as "Landlord"), and
USinternetworking, INC. (as "Tenant").

    The construction and finish of the demised premises has been satisfactorily completed by Landlord in accordance with Exhibit "A."

         The Lease Commencement Date is April 1, 1998.
         The Rent Commencement Date is April 1, 1998.
         The lease termination date is March 31, 2003.


WITNESS:                        LANDLORD:

                                CONSORTIUM ONE--ANNAPOLIS, LLC

                                By:  Consortium One, LP
                                Its: Managing Member

                                By:  Millbank Capital Partners, L.L.C.
                                     General Partner

                                By:  Bernstein Millbank Capital Partners, L.L.C.
                                Its: Managing Member


    [ILLEGIBLE]                               /s/ Adam K. Bernstein
-------------------             -----------------------------------------------
                                By:  Adam K. Bernstein
                                Its: Managing Member


ATTEST:                         TENANT:

                                USinternetworking, INC.

    [ILLEGIBLE]                            /s/ Christopher R. McCleary
-------------------             -----------------------------------------------
                                By:  Christopher R. McCleary
                                Its: Chairman and Chief Executive Officer

                                   EXHIBIT D

                                  TENANT WORK

     This Exhibit D is made a part of the Office Lease Agreement dated the 3rd day of April, 1998, by and between CONSORTIUM ONE--ANNAPOLIS, LLC, (as "Landlord") and USinternetworking, INC. (as "Tenant") for space located at on the Third (3rd) and Fourth (4th) Floors of the Building known as 175 Admiral Cochrane Drive, Annapolis, Maryland 21401.

    1. Completion of Premises

         Tenant shall, on a one-time basis at its sole cost and expense, subject to final pricing perform the items of work (the "Tenant Work"): in accordance with the pricing schedule plans and specifications set forth on Exhibit D-1 to be attached hereto and incorporated herein upon approval by Landlord.

    2. Tenant shall be permitted to install at its sole expense (including permit costs if any) and risk of loss approved signage in the upper corner on the exterior of the Building in a design submitted by Tenant and approved by Landlord in its sole and absolute discretion.


WITNESS:                       LANDLORD:

                               CONSORTIUM ONE--ANNAPOLIS, LLC

                               By:   Consortium One, LP
                               Its:  Managing Member

                               By:   Millbank Capital Partners, L.L.C.
                                     General Partner

                               By:   Bernstein Millbank Capital Partners, L.L.C.
                               Its:  Managing Member

    [ILLEGIBLE]                               /s/ Adam K. Bernstein
-------------------            ------------------------------------------------
                               By:   Adam K. Bernstein
                               Its:  Managing Member


ATTEST:                        TENANT:

                               USinternetworking, INC.

    [ILLEGIBLE]                            /s/ Christopher R. McCleary
-------------------            ------------------------------------------------
                               By:   Christopher R. McCleary
                               Its:  Chairman and Chief Executive Officer

                                   EXHIBIT C

                             RULES AND REGULATIONS


1. Landlord agrees to furnish Tenant with ____ keys without charge. Additional keys shall be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys without prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant shall refer all contractor's representatives and installation technicians rendering any service for Tenant at the Premises to Landlord before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises.

3. Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, conduct mechanical operations, cook thereon or therein or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, flammable explosives or hazardous material without written consent of Landlord.

5. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises regardless of whether or not such loss occurs when the area is locked against entry.

6. No dogs, cats, fowl or other animals shall be brought into or kept in or about the Premises.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person nor shall they render free or paid services to any Tenant, its agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be locked or obstructed with any rubbish, litter, trash or material of any nature which would be placed, emptied or thrown into these areas by Tenant's agents, employees or invitees at any time.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or by the defacing of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any other unreasonable use.

11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12. Tenant, its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord within five days after taking possession of the Premises state automobile license numbers of all Tenant's vehicles. Tenant shall notify Landlord of any changes within five days after such change occurs. Tenant shall not leave any vehicle at the Building in a state of disrepair including without limitation, flat tires, out of date inspection stickers or license plates. If Tenant, its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicle at Tenant's expense.

13. Parking in a parking garage shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord or the garage operator. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage and subject the vehicle in violation to removal and/or impoundment. No termination of parking privileges or removal of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of the Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas and in other areas as may be designated by Landlord or the garage operator. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement of furniture or office supplies and equipment, in or out of the Building, dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and carried out in the manner agreed to between Tenant and Landlord by prearrangement. Such prearrangement will include determination by Landlord of time, method and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall indemnify Landlord against all risks and claims of damage to person and property arising in connection with any said movement.

15. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort in connection with the elevator service.

16. Tenant shall not lay floor covering within the Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

18. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. on weekdays, Saturday, Sunday and holidays recognized by the U.S. Government, all persons who are not known to the Building or security personnel and who do not present a pass signed by Tenant. Tenant shall be responsible for all persons for whom he supplies a pass.

19. It is Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for all Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated.

20. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

21. Please be advised that the building will be closed this year in observance of the following holidays:


         Memorial Day          _______________________
         Independence Day      _______________________
         Labor Day             _______________________
         Thanksgiving Day      _______________________
         Christmas Day         _______________________
         New Year's Day        _______________________


         When the holiday falls on a Saturday, Friday will be observed. When the holiday falls on a Sunday, Monday will be observed.

                                   EXHIBIT E


                                            , 1998


Consortium One--Annapolis, LLC
c/o the Bernstein Companies
3299 K Street, N.W.
7th Floor
Washington, D.C. 20007


Dear Sir(s):

    We hereby issue in your favor this Letter of Credit in the amount of S400,000 which is available by your draft(s) on us at _______________ bearing the clause "Drawn under _________________ Bank Letter of Credit No. ____________ ___________" accompanied by the following documents:

         1.  The original Letter of Credit.

         2. A written, notarized statement executed by a managing member of Consortium One Annapolis, LLC, a Maryland limited liability company ("Landlord"), that the Tenant is in default beyond the expiration of the applicable notice and grace periods (specifying the default and amount, if any due) under:

                  That certain Lease Agreement dated ___________,1998 between Landlord and USinternetworking, INC. ("Tenant") with respect to that certain leasable area of 24,260 square feet located at 175 Admiral Cochran Drive, Annapolis, Maryland.

    This Letter of Credit shall expire on December 31, 1999. It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one (1) year from the present or any future expiration date unless thirty (30) days prior to such expiration date you are notified by registered letter that we elect not to consider this Letter of Credit for any such additional period.

    If this Letter of Credit is to be cancelled before the expiration date herein (as extended from time to time), the original of the Letter of Credit and a statement executed by the Managing Member of Consortium One--Annapolis, LLC requesting cancellation must be returned to us at the address above.

    This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 revision), International Chamber of Commerce Publication No. 400.


                                                     ______________________ Bank

                                                     By:________________________

                            RENEWAL OPTION ADDENDUM

    This Renewal Option Addendum, is made this ____ day of March, 1998, by and between CONSORTIUM ONE--ANNAPOLIS, LLC (as "Landlord"), and USinternetworking, INC. (as "Tenant"), and modifies that certain Lease between Landlord and Tenant (the "Lease") of even date herewith for the leasing by Tenant of the agreed upon 23,940 square feet of space in the office building known as 175 Admiral Cochran, Annapolis, Maryland 21401 (the "Building").

    In consideration of TENANT signing the Lease, and to induce TENANT to execute the Lease, the parties hereby agree that TENANT, at its option, may renew this Lease for one (1) additional three (3) year term (the "Renewal Tenn"), with the Renewal Term commencing immediately upon the expiration of the original term of the Lease, subject to the following terms and conditions:

         (1) TENANT must deliver to LANDLORD written notice of its intention to exercise its option for the Renewal Term not less than three hundred sixty
(360) days before the expiration of the original Lease Term. Time is of the essence in the exercise of this option and TENANT's failure to timely deliver such written notice renders such renewal option null and void, and any rights which TENANT otherwise might have had with respect to such option shall be deemed waived.

         (2) Annual Rent for the first Lease Year of the First Renewal Term shall be set at one hundred percent (100%) of the market rate ("Market Rate") for similar space similarly located and prevailing at the time of commencement of the Renewal Term. Market Rate shall be the gross, per foot charge for similar space then prevailing, without reduction for "free" rent, buildout allowances or any other tenant concessions from time to time available in the market. Annual Rent for each succeeding Lease Year of the Renewal Term shall be equal to the Annual Rent paid for the immediately preceding Lease Year, increased by three percent (3%). The Market Rate shall be determined by an independent real estate broker, working for an independent company which shall be defined as a company not controlling, controlled or under common control of LANDLORD, designated by LANDLORD at its cost and expense, with at least seven (7) years experience in leasing office space in the Annapolis, Maryland metropolitan area. If the Market Rate for any reason is not determined as of the commencement date of the Renewal Term, the parties agree that TENANT shall pay as Annual Rent for the first Lease Year of the Renewal Term, until such time as the Annual Rent for the Renewal Term shall be determined as provided for above, an amount equal to one hundred fifty percent (150%) of the Annual Rent in effect for the last Lease Year of the initial term of the Lease. Upon the determination of the Market Rate, LANDLORD and TENANT shall adjust the amount payable for such interim period. In the event the amount actually paid by TENANT as Annual Rent during said interim period is less than the amount actually due as Annual Rent for said period based on the determination of the Market Rate as provided for above, TENANT shall pay any such deficit to LANDLORD as additional rent within ten (10) days of the date of determination of the Annual Rent for the Renewal Term. In the event the amount actually paid by TENANT as Annual Rent during said interim period is greater than the amount actually due as Annual Rent for said period, any such excess shall be credited towards the next payment(s) of Monthly Rent due under the Lease. In no event, however, shall the Annual Rent for the first Lease Year of the

Renewal Term be less than the Annual Rent for the last Lease Year of the Initial Term of the Lease.

         (3) TENANT may exercise its renewal option and continue to occupy the Leased Premises during the Renewal Term only in the event TENANT is not in default of any of its obligations under this Lease at the time it exercises the renewal option and on the date the Renewal Term commences.

         (4) During the Renewal Term, all provisions, terms and conditions of the Lease not inconsistent with this Addendum (i.e., additional rent, escalations in rent, contribution for increases in Operating Expenses, default provisions, indemnifications, etc.) shall continue in full force, with the Renewal Term being substituted for the original term of the Lease in determining TENANT's obligations thereunder.

         (5) TENANT may not renew the Lease for less than the entire space then leased by TENANT in the Building.

         (6) The exercise by TENANT of its option for the Renewal Term as provided in Section 1, above, shall be final and TENANT, after the exercise of said option, cannot rescind, limit or modify same. TENANT, immediately upon its exercise of the renewal option, shall be liable for the performance of all of TENANT's obligations under the Lease, as modified by this Addendum, through the expiration of the Renewal Term.

         (7) All defined terms used in this Addendum shall have the meaning provided in the Lease. Except as specifically modified by this Addendum, the Lease shall continue in full force and effect, subject to all its terms, provisions and conditions.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Renewal Option Addendum to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.


WITNESS:                     LANDLORD:

                             CONSORTIUM ONE--ANNAPOLIS, LLC

                             By:  Consortium One, LP
                             Its: Managing Member

                             By:  Millbank Capital Partners, L.L.C.
                                  General Partner

                             By:  Bernstein Millbank Capital Partners, L.L.C.
                             Its: Managing Member

    [ILLEGIBLE]                               /s/ Adam K. Bernstein
-------------------          ---------------------------------------------------
                             By:  Adam K. Bernstein
                             Its: Managing Member


ATTEST:                      TENANT:

                             USinternetworking, INC.


    [ILLEGIBLE]                            /s/ Christopher R. McCleary
-------------------          ---------------------------------------------------
                             By:  Christopher R. McCleary
                             Its: Chairman and Chief Executive Officer